UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 26, 2005

                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                  000-50371                 51-0467366
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)

                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)

                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                                   ----------

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On July 26, 2005, Curative Health Services, Inc. (the "Company") announced that it has reached a settlement with Prescription City, Inc. in connection with a complaint filed by the Company in November 2003 seeking rescission, compensatory and punitive damages and other relief. Under the terms of the settlement, the Company received $4.5 million in cash and is released from its obligation to pay a $1.0 million promissory note entered into in connection with the asset purchase of Prescription City, Inc.

      Curative acquired certain assets of Prescription City, Inc., formerly a Spring Valley, New York specialty pharmacy business, on June 10, 2003. The asset purchase was structured to provide indemnification, representations and warranties by the sellers. A search warrant relating to a criminal investigation was issued by a U.S. Magistrate Judge, Southern District of New York, executed on November 4, 2003. Curative was not a target of the investigation and cooperated fully with the U.S. Attorney's Office in its investigation.


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

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005

                                            CURATIVE HEALTH SERVICES, INC.


                                            By: /s/ Thomas Axmacher
                                                --------------------------------
                                                Name:  Thomas Axmacher
                                                Title: Chief Financial Officer


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